UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2003

Super Vision International, Inc.

(Exact Name of Registrant as specified in its charter)

Delaware	0-23590	59-3046866
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

8210 Presidents Drive, Orlando, Florida 32809

(Address of Principal Executive Offices)

Registrant’s telephone number: (407) 857-9900

Item 7.    Financial Statements and Exhibits

(c)	Exhibits:

99.1	Letter from Brett Kingstone, Chief Executive Officer, to the shareholders of Super Vision International, Inc.

Item 9.    Regulation FD Disclosure.

On April 21, 2003 Super Vision International, Inc. (the “Company”), mailed a letter to its shareholders from Brett Kingstone, the Company’s Chief Executive Officer. The letter accompanied the Company’s proxy materials relating to its 2003 annual meeting of shareholders and its Form 10-KSB for calendar year 2002.

INFORMATION LIMITED TO REGULATION FD DISCLOSURE.

The information in this report shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section; shall not be considered incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing; and shall not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

FORWARD LOOKING STATEMENTS.

Certain information in this report includes forward-looking statements, including, but not limited to, revenue projections and future plans. The results or events predicted in these statements may vary materially from actual future results or events. Many factors exist that could cause actual events or results to differ from those anticipated, including, but not limited to, those associated with the relative success of sales, marketing and product development; competition, including price competition; general economic and business conditions; and other risks that are contained in documents which the Company files from time to time with the Securities and Exchange Commission, including the Company’s most recent report on Form 10-KSB. These factors only provide examples of risks, uncertainties and events which may cause our actual results to differ materially from the expectations described in the Company’s forward-looking statements. In addition, the forward-looking statements represent the Company’s estimates only as of today and should not be relied upon as representing its estimates as of any subsequent date. We do not undertake any obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Super Vision International, Inc.

Date: April 21, 2003	By:	/s/ Brett M. Kingston
Brett M. Kingston, Chairman and Chief Executive Officer